EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Graham Corporation (the “Company”) on Form 10-K for the fiscal year ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/William C. Johnson	/s/J. Ronald Hansen
William C. Johnson	J. Ronald Hansen
President and Chief Executive Officer (Principal Executive Officer) June 8, 2006	Vice President-Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) June 8, 2006
A signed original of this written statement required by Section 906 has been provided to Graham Corporation and will be retained by Graham Corporation and furnished to the Securities and Exchange Commission or its staff upon request.